                                                                     EXHIBIT 4.1



                      [FORM OF PREFERRED STOCK CERTIFICATE]

SERIES C PREFERRED STOCK                           SERIES C PREFERRED STOCK
        NUMBER                                             SHARES
      -SPECIMEN-                                         -SPECIMEN-

                             W HOLDING COMPANY, INC.

        INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PUERTO RICO 7.60% NONCUMULATIVE MONTHLY INCOME PREFERRED STOCK, 2001 SERIES C

                                                   SEE REVERSE SIDE FOR CERTAIN
                                                   LEGENDS
                                                   CUSIP No. 929251 40 3

THIS CERTIFIES THAT: -SPECIMEN-

is the owner of -SPECIMEN-

   Fully Paid and Non-Assessable Shares of 7.60% Noncumulative Monthly Income
     Preferred Stock, 2001 Series C, Par Value $1.00 Per Share, Liquidation
                        Preference $25.00 Per Share, of

W HOLDING COMPANY, INC., (the "Corporation") a Puerto Rico corporation with its principal executive office located in Mayaguez, Puerto Rico. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar. The shares represented by this Certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof or by his or her duly authorized attorney or legal representative, upon surrender of this Certificate properly endorsed.

             IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the signatures of its duly authorized officers and its facsimile seal to be affixed hereto.

Dated:                                               W HOLDING COMPANY, INC.
                                                     BY:
                                    [SEAL]

SECRETARY                                            CHAIRMAN OF THE BOARD
                                                     PRESIDENT AND CHIEF
                                                     EXECUTIVE OFFICER

Countersigned and Registered:

--------------------------
Transfer Agent and Registrar

---------------------------
Authorized Signature

                             W HOLDING COMPANY, INC.

               The shares represented by this Certificate are issued subject to all the provisions of the Certificate of Incorporation and Bylaws of W Holding Company, Inc. (the "Corporation"), as amended from time to time (copies of which are on file at the principal executive office of the Corporation), to all of which the holder by acceptance hereof assents.

               The Corporation is authorized to issue more than one class or series of stock. The Corporation will furnish to any stockholder, upon request and without charge, a list of the powers, designations, preferences and relative, participation, optional or other special rights of each authorized class of stock or series thereof and the conditions, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation at is principal executive office.

               The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common      UNIF GIFT MIN ACT ____________ Custodian _____________
                                                        (Cust.)                 (Minor)

TEN ENT - as tenants by the         under Uniform Gifts to Minors Act __________________
          entireties                                                         (State)
JT TEN - as joint tenants with
         right of survivorship
         and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For value received, __________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[______________] ----------------------------------------------------

PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL CODE OF ASSIGNEE

-------------------------------------------------------------------------------


__________ Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
_____________________________________________ Attorney to transfer the said shares on the books of the Corporation with full power of substitution in the premises.

Dated:________________

-------------------              --------------------------------------
NOTICE:                          THE SIGNATURE(S) TO THIS ASSIGNMENT MUST
                                 CORRESPOND WITH THE NAME AS WRITTEN UPON THE
                                 FACE OF THE CERTIFICATE IN EVERY PARTICULAR,
                                 WITHOUT ALTERATION OR ENLARGEMENT.